Exhibit 10.29

     Stock Purchase Agreement by and among Convergence Communications, Inc.,
       Norberto Priu, and AES Telecom, Inc. dated as of September 11, 2001


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of September 11, 2001, among CONVERGENCE COMMUNICATIONS, INC., a Nevada corporation (the "Company"), Norberto Priu, an Argentine citizen ("Priu"), and AES Telecom Americas, Inc., a Delaware corporation ("AES"). The Company, Priu and AES are sometimes referred to collectively as the "Parties" and singularly as a "Party". Priu and AES are sometimes referred collectively as the "Investors" and singularly as an "Investor."

         A. The Company, directly or through wholly-owned or controlled subsidiaries, is engaged in the business of providing data transmission services, domestic and international telephony, subscriber cable television, value-added telecommunications services and services for access to and use of the Internet in Latin America (together, the "Telecommunications Business"), and proposes to continue to carry out and to expand and further develop such Telecommunications Business, and for such purposes requires additional capital;

         B. The Investors desire to invest in the Company on the terms and conditions herein specified; and

         C. The Parties are entering into this Agreement and the other agreements and instruments entered into or delivered in connection herewith to memorialize the terms for such investments.

         NOW, THEREFORE, the Parties agree as follows:

         1. Definitions. Capitalized terms used in this Agreement have the meanings given to them in the Schedule of Definitions attached to this Agreement as Schedule 1, unless the context otherwise requires. The definition of terms defined in the singular shall apply to the plural, and the definition of terms defined in the plural shall apply to the singular.

         2. The Transactions.

              (a) The Transactions. On and subject to the terms and conditions of this Agreement, the Parties shall carry out the following transactions, and enter into and deliver the following agreements and instruments (such agreements and such other documents as are referred to herein being referred to collectively as the "Transaction Documents") at a closing (the "Closing") to occur within five Business Days following the satisfaction of the conditions set out in Section 6:

                   (i) The Company will sell, and the Investors will purchase, pursuant to the provisions of this Section 2(a)(i), 23,529,410 shares in the aggregate of the Company's common stock, par value US$.001 per share ("the
Shares"), for an aggregate purchase price, in cash or other immediately available funds, of Twenty Million United States Dollars (US$20,000,000), such purchases and sales of the Shares to occur as follows:

                        (A) The purchase by and sale to Priu , at the Closing, of an aggregate of Eleven Million Seven Hundred Sixty-Four Thousand Seven Hundred Five (11,764,705) Shares for a purchase price per Share of 85/100th United States Dollars (US$0.85), being an aggregate purchase price of Ten Million United States Dollars (US$10,000,000), and

                        (B) the purchase by and sale of AES, at the Closing, of an aggregate of Eleven Million Seven Hundred SixtyFour Thousand Seven Hundred Five (11,764,705) Shares for a purchase price per Share of 85/100th United States Dollars (US$0.85), being an aggregate purchase price of Ten Million United States Dollars (US$10,000,000), and

                   (ii) the execution and delivery, at the Closing, of a Registration Rights Agreement among the Investors and the Company in the form of Exhibit A to this Agreement (the "Registration Rights Agreement") for the purpose of setting out the rights of the Investors to require or join in the registration of their Shares under U.S. Securities Law.

              (b) The Closing. Subject to the satisfaction or waiver by the appropriate Party or Parties of the conditions set out in Section 6, the Closing shall take place at the offices of Parsons Behle & Latimer in Salt Lake City, Utah or such other place or places as the Parties may agree.

              (c) Deliveries at the Closing. At the Closing, the Parties will deliver or cause to be delivered the following agreements and instruments, subject to the satisfaction or waiver by the appropriate Party or Parties of the conditions set out in Sections 6(a) and 6(b):

                   (i) each of Priu and AES will deliver or cause to be delivered the following:

                        (A) to the Company,

                             (1) in the case of Priu,  Ten Million United States
Dollars (US$10,000,000) in cash or other immediately available funds, and

                             (2) in the case of AES, Ten Million  United  States
Dollars (US$10,000,000) in cash or other immediately available funds; and

                        (B) to the Company, the Registration Rights Agreement, duly executed and delivered by such Investor;

                   (ii) the Company will deliver or cause to be delivered the following:

                        (A) to each of the Investors, certificates representing the Shares, as follows:

                             (1)  to  Priu,   Eleven   Million   Seven   Hundred
Sixty-Four Thousand Seven Hundred Five (11,764,705) Shares; and

                             (2) to AES, Eleven Million Seven Hundred Sixty-Four
Thousand Seven Hundred Five (11,764,705) Shares;

                        (B) to the Investors, the Registration Rights Agreement, duly executed and delivered by the Company; and

                        (C) to the Investors, legal opinions of counsel in the form of Exhibit B, addressed to the Investors and dated the Closing Date (the "Legal Opinions").

         3. Representations and Warranties of Investors. Each Investor, as to itself, represents and warrants to the Company and to each other Investor that the statements contained in this Section 3, with respect to such Investor only, are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date. Each such representation and warranty shall survive the Closing and shall continue in force for a period of 24 months from the Closing Date.

              (a) Organization of the Investors. If the Investor is other than an individual, it is duly organized, validly existing, and in good standing under the laws of the place of its organization.

              (b) Authorization of Transaction. He or it has full power and authority to execute and deliver this Agreement and each Transaction Document to which he or it is a party and to perform his or its obligations hereunder and thereunder, and as of the Closing Date, this Agreement and each such Transaction Document delivered at the Closing shall have been duly authorized and executed by him or it and shall constitute his or its valid and legally binding obligation, enforceable under Applicable Law in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. There is no requirement of Applicable Law that any notice be given, nor any filing, authorization, consent, or approval of any governmental authority be obtained in order that he or it may execute, deliver and consummate the transactions contemplated by this Agreement and each other Transaction Document to which he or it is a party.

              (c) Noncontravention. Neither the execution nor the delivery by him or it of this Agreement or of any other Transaction Document to which he or it is or becomes a party, nor the performance of his or its obligations hereunder or thereunder will (i) violate any Applicable Law to which he or it is subject or, in the case of an Investor not an individual, any provision of its charter or other organizational documents or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract to which he or it is a party or by which he or it or any of his or its property may be bound.

              (d) Brokers' Fees. He or it has not incurred any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereunder or under any other Transaction Document to which he or it is or becomes a party for which any other Party could become liable.

              (e) Investment Intent. He or it understands that the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"). He or it is acquiring the Shares without a view to or for sale in connection with any distribution thereof inside the United States within the meaning of Regulation S under the Securities Act or other exemptions from the registration requirements of the Securities Act. He or it understands that the Shares will constitute "restricted securities" under the Securities Act, and may not be resold without registration under, or the availability of an exemption from, the registration requirements of the Securities Act and similar state laws. He or it is familiar with Securities and Exchange Commission ("SEC") Regulation S and Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

              (f) Restrictive Legend. He or it understands that the certificate or certificates evidencing his or its Shares may bear legends in substantially the following form:

                  THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE
                  HOLDER OF THIS CERTIFICATE UPON REQUEST THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF THE CORPORATION'S STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN THE UNITED STATES IN VIOLATION OF THE SECURITIES ACT AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OR THE DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                  THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER 10, 2001, AS AMENDED, BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF THE STOCK OF THE CORPORATION WHICH PROVIDES RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE PERSON ACCEPTING SUCH INTEREST SHALL BE BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

              (g) Accredited Investor. He or it is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, can bear the risk of his or its investment in the Shares that he or it proposes to acquire, and has such knowledge and experience in financial and/or business matters that he or it is capable of evaluating the merits and risks of an investment in such Shares.

         4. Representations and Warranties of the Company Concerning the Company and its Subsidiaries. In reliance on the representations and warranties of the Investors, as set forth in Section 3, the Company represents and warrants to each Investor that the statements contained in this Section 4 are true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the Closing Date. Each such representation and warranty shall survive the Closing and shall continue in force and effect for a period of 24 months from the Closing Date, except that (i) the representations and warranties set out in clause (f) below with respect to claims or lawsuits shall not expire, and (ii) the representations and warranties set out in clause (e) below with respect to environmental claims shall continue in force and effect for a period of 60 months from the Closing Date. Each of the Corporation's representations in this
Section 4 is qualified by reference to the Corporation's recently implemented cash constraint measures, and the effect of those measures on the Corporation's performance of its contractual obligations, its compliance with Applicable Law, the status of its Subsidiaries under law relating to insolvency and its relationship with vendors, customers and employees or former employees.

              (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, each of the Subsidiaries is an entity, duly organized and validly existing (and, to the extent the jurisdiction of its organization recognizes the concept, is in good standing) under the laws of the place of its organization, and each of the Company and the Subsidiaries is duly authorized to conduct business under the laws of each jurisdiction where such qualification is required and the failure to so qualify would have a material adverse effect on the Telecommunications Business, and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as contemplated to be conducted in the Business Plan. The articles of incorporation, bylaws and any other organizational documents of the Company and its Subsidiaries that the Company previously delivered to each Investor were true, correct and complete as of the date of delivery, and are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date.

              (b) Authorization of Transaction. The Company has full power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and, to perform its obligations hereunder and thereunder, and, as of the Closing Date, this Agreement and each such Transaction Document shall have been duly authorized and executed by the Company and constitute its valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency law and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. There is no requirement of Applicable Law that any notice be given, nor any filing, authorization, consent, or approval of any governmental authority be obtained by the Company or its Subsidiaries in order that the Company may execute, deliver and consummate the transactions contemplated by this Agreement and each other Transaction Document to which it is a party.

              (c) Capitalization. Prior to the consummation of the transactions contemplated by the Transaction Documents, the Company's authorized capital consists of 100 million shares of Common Stock, par value of $.001 per share (of which 11,348,626 shares are outstanding), and 25 million shares of preferred stock, par value of $.001 per share (of which 13,620,472 Series C convertible preferred shares and 2,643,636 Series D convertible preferred shares are outstanding). All of the issued and outstanding shares of stock of the Company and of each of the Subsidiaries have been duly authorized, are validly issued, fully paid, and are nonassessable, are owned by the Company (with respect to the stock of the Subsidiaries), and the holders thereof (with respect to the stock of the Company). Except as is set forth in the Disclosure Schedule delivered to the purchasing parties to the terms of the Umbrella Stock Purchase Agreement among the Company and other parties dated February 7, 2001 (the "Disclosure Schedule") (with appropriate adjustments to such disclosures relating to the number of common shares subject to options in favor of employees that have been terminated since the date of the Disclosure Schedule), there are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or any of the Subsidiaries to issue, sell, or otherwise cause to become outstanding any additional or other capital stock. Except as contemplated by the Transaction Documents, neither the Company nor any Subsidiary is under any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any of its equity interests or any warrants, options or other rights to acquire its equity interests. The Shares will be duly authorized and validly issued, fully paid and nonassessable shares of the capital stock of the Company and will not be issued in violation of any preemptive rights. Upon their issuance, each Investor will receive good and marketable title to the Shares, free and clear of all claims and Liens, other than those arising under the Transactions Documents.

              (d) Noncontravention. Neither the execution and delivery of this Agreement or any Transaction Document to which the Company is a party, nor the performance of its obligations hereunder or thereunder, will (i) violate any provision of the charter or organizational document of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract to which it is a party or by which it or any of its property may be bound, or (iii) result in the creation of any Lien on the Shares (other than as created by the Transaction Documents) or any assets of the Company or its Subsidiaries.

              (e) Environmental Laws and Regulations. To the Knowledge of the Company, the business of the Company and each of the Subsidiaries is and has been conducted in compliance with all Environmental Laws. To the Knowledge of the Company, the operations of, and the buildings and property owned, leased or used by, the Company and each of the Subsidiaries comply with all such Environmental Laws. To the Knowledge of the Company, there is no existing practice, action or activity of the Company or any Subsidiary and no existing condition relating to any of the properties or assets owned or used by the Company or any Subsidiary which might require clean up or remediation or give rise to any civil or criminal liability under, or violate or prevent compliance with, any such Environmental Laws or any health or occupational safety or other applicable statute, regulation, ordinance or decree. Neither the Company nor any Subsidiary has received any notice from any governmental authority revoking, canceling, materially modifying or refusing to renew any permit, license or authorization or providing written notice of violations under any such Environmental Laws.

              (f) Litigation. Except as disclosed in the Reports, as defined below, and except as may relate to the Company's inability to timely pay its obligations to its creditors, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened (or any basis therefor known to the Company) which, either in any case or in the aggregate, might result in a material adverse change or in any impairment of the right or ability of the Company or any Subsidiary to carry on their respective businesses as now conducted or as proposed to be conducted or in any liability on the part of the Company or any Subsidiary, either individually or taken as a whole, and none which questions the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection herewith. Neither the Company nor any of the Subsidiaries is a party or subject to the provisions of any order, injunction, judgment or decree of any court or government agency or instrumentality (other than government decrees of general applicability) which might adversely affect their respective businesses.

              (g) Bankruptcy. Neither the Company nor any Subsidiary has filed any voluntary petitions admitting its bankruptcy or requesting a reorganization, nor, to the Knowledge of the Company, have any petitions alleging insolvency been filed against the Company or any Subsidiary, nor have any of them been judicially declared to be bankrupt or insolvent, nor is any of them in the state of being liquidated or dissolved.

              (h) Brokers. The Disclosure Schedule describes the Company's contractual obligations with FondElec Group, Inc. Other than a potential claim under that contractual obligation, neither the Company nor any of its Subsidiaries will be liable directly or indirectly to pay any brokerage fee, commission, finder's fee or financial advisory or similar fee by reason of the transactions contemplated by any Transaction Document to any Person claiming such compensation by reason of any agreement or relationship with the Company or any of its shareholders or any affiliate thereof or with any Subsidiary or any of its shareholders or any affiliate thereof.

              (i) Compliance with Laws. Neither the Company nor any Subsidiary is in violation of, or in default under, any term of its organizational documents or of any judgment, decree, writ, statute, governmental rule or regulation applicable to the Company or any of its Subsidiaries or to which they or any of them is bound, except to the extent that such violations or defaults would not (i) affect the validity or enforceability of any Transaction Document, or (ii) impair the ability of the Company to perform any material obligation which the Company has under any Transaction Document.

              (j) Complete Statements. No representation or warranty of the Company in this Agreement contains any untrue statement of a material fact, and the representations and warranties of the Company (together with the Reports), taken as a whole, do not omit any statement necessary in order to make any material statements or descriptions contained herein or therein in light of the circumstances in which they were made, not misleading or incomplete.

              (k) Reports. Through the date of the Company's report on form 8-K filed with the SEC on August 7, 2001, the Company made all filings required of it under the Securities Exchange Act of 1934, as amended. The Company has made available to each requesting Investor each such report prepared by it since December 31, 1998, including its Annual Reports on Form 10-KSB for the years ended December 31, 1998, 1999 and 2000 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, but not including any such reports filed subsequent to the date hereof, its "Reports"). As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and no statement of material fact that was true and not misleading as of the date of the Report in which it was made is untrue or misleading as of the date hereof in light of events or changes in circumstances occurring since the date of the Report which are not otherwise disclosed in the Reports or the opening paragraph of this Section 4. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents in material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

              (l) Foreign Corrupt Practices Act. None of the Company nor any of the Subsidiaries or any of their respective officers, employees, directors, representatives or agents acting in such a capacity at the direction of the Company or any of the Subsidiaries, has taken any action in violation of any anti-bribery, anti-corruption or criminal laws of the United States, Guatemala, El Salvador, Venezuela, Costa Rica, Panama, Mexico or Argentina, including the Foreign Corrupt Practices Act of 1977 of the United States, as amended, and including, but not limited to, the making of improper payments, directly or indirectly, in the form of cash or otherwise, to officials of any governmental authority.

         5. Pre-Closing and Post-Closing Covenants.

              (a) Pre-Closing Covenants. The Parties agree as follows with respect to the period, if any, between the execution of this Agreement and the Closing Date:

                   (i) General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in section 6 below) and the other Transaction Documents.

                   (ii) Notices and Consents. Each of the Parties will give any notices, make any filings and use its reasonable best efforts to obtain any authorizations, consents, and approvals necessary to consummate the transactions described herein.

                   (iii) Operation of Business. Subject only to measures relating to the application of the Company's cost-conservation policies pending the Closing, the Company will not, and will not cause or permit any Subsidiary to, prior to the Closing, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business.

                   (iv) Preservation and Conduct of Business. Subject only to measures relating to the application of the Company's cost-conservation policies pending the Closing, the Company will keep its business and properties substantially intact, including each Subsidiary's present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, subscribers and employees and operate and carry on the Telecommunications Business in the ordinary course of business.

                   (v) Full Access. The Company will permit, and the Company will cause each of the Subsidiaries to permit, representatives of the Investors to have full and complete access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such entities, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of such entities for the purpose of enabling the Investors or their representatives to verify the accuracy of the representations and warranties contained herein, to verify that the covenants of this Agreement have been complied with and to determine whether the conditions to Investors' performance set forth herein have been satisfied.

                   (vi) Notice of Developments. The Company will give prompt written notice to the Investors of any of the following that occur prior the termination of this Agreement under the provisions of Section 8:

                        (A) any material adverse development that causes or is likely to cause a breach of any of the representations and warranties set forth in Section 4 above, or

                        (B) any other event or condition which could reasonably be expected to have a material adverse effect on the assets, operations, operating results, customer or employee relations, business or financial condition or prospects of the Company or of any material Subsidiary.

Each Investor will give prompt written notice to the other Parties of any material adverse development that occurs prior to the Closing and causes a breach of any of its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section (a)(vi), however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

              (b) Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing Date:

                   (i) Promptly after the Closing Date, the Company, shall form a committee of the Board of Directors (to be chaired by a representative designated by AES) to review the Company's currently approved business plan and, upon the conclusion of such review, which shall be concluded within 30 days following the Closing Date, to make recommendations to the Company's Board of Directors regarding the matter set forth in (C), and recommendations to the Company's Board of Directors regarding modifications to the business plan with respect to the matters set forth in (A), (B) and (D) through (G):

                        (A) the Company's current management stock option plan (with the intent that the Committee review and make recommendations with respect to aligning the interests of management more closely with those of the Company's shareholders);

                        (B) reporting requirements and procedures which will assist the Company in monitoring the progress of its network buildout, sales and installation;

                        (C) the search for and recommendation of a candidate to become the chief financial officer of the Company;

                        (D) clarification of the roles, responsibilities and the delegation of authority for the chief executive, financial, technical and information officers of the Company;

                        (E) the locations where the Company maintains business or other offices;

                        (F) the Company's status as a reporting entity under the federal securities laws and the situs of its incorporation; and

                        (G) a schedule for the Company's Board of Directors meetings which will allow the Board of Directors to more closely monitor the Company's progress against the business plan.

                   (ii) Promptly after the Closing Date, the Company shall, subject to the approval by the requisite vote of its shareholders, use reasonable commercial efforts to amend its Articles of Incorporation to (A) increase the maximum number of the members of its board of directors from 10 to 12, and (B) require that, prior to December 31, 2007, any new Equity Financing, as that term is defined in that certain Amended and Restated Shareholders Agreement among the Company and certain of its shareholders dated of even date herewith, be approved by a minimum of 75% of the Company's directors.

                   (iii) During the period prior to the amendment of the Company's articles of incorporation as set forth in Section 5(b)(ii), the Company shall not, without the approval of the holders of at least 75% of the Common Stock, engage in any Equity Financing.

                   (iv) Within two (2) business days of the Closing, pay all amounts represented by that certain promissory note delivered by the Company in July, 2001 in favor of Jorge Ricardo Priu, in the approximate amount of US$1,810,538.78 as of September 10, 2001.

         6. Conditions to Obligations.

              (a) Conditions to Obligations of Each Investor at the Closing. The obligation of each Investor to consummate or cause to be consummated the transactions to be performed at the Closing as described in the appropriate clauses of Section 2(a) is subject to the satisfaction or waiver by it of the following conditions:

                   (i) Each other Party shall consummate or cause to be consummated the transactions contemplated in the appropriate clauses of Section 2(c) to be performed at the Closing;

                   (ii) the representations and warranties of the Company set forth in Section 4, and the representations and warranties of each other Investor set forth in Section 3, shall have been true and correct at the execution hereof and shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date;

                   (iii) the Company and each other Investor shall have performed and complied with all of its covenants hereunder (including the delivery requirements of Section 2(c)) in all material respects through the Closing Date;

                   (iv) there have been received by the Investors the Legal Opinions, addressed to the Investors and dated as of the Closing Date;

                   (v) no court or governmental authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing; and

                   (vi) the parties thereto shall have executed and delivered to the Company (A) a warrant amendment and exercise agreement in the form of Exhibit C hereto (the "Warrant Amendment Agreement"), (B) a preferred stock conversion agreement in the form of Exhibit D hereto (the "Agreement Regarding Conversion") (C) the amended and restated shareholders agreement in the form of Exhibit E hereto (the "Amended and Restated Shareholders Agreement"), (D) options to the Persons set forth on Exhibit F hereto to acquire shares of the Company's Common Stock at a purchase price of $1.25 per share at any time during the one year period after the Closing Date (the "Options"), (E) an option in favor of the International Finance Corporation to acquire up to U.S. $765,000 of the Company's common stock in the form of Exhibit G (the "IFC Option"), (F) an option in favor of TCW/Latin America a Partners, LLC to acquire up to US $3,566,310 of the Company's common stock in the form of Exhibit H (the "TCW Option"), (G) a preemptive rights waiver in the form of Exhibit I (the "Preemptive Rights Waiver"), and (H) a waiver in the form of Exhibit J (the "Most Favored Nations Waiver").

              (b) Conditions to Obligations of the Company at the Closing. The obligation of the Company to consummate or cause to be consummated the transactions to be performed at the Closing as described in Section 2(c) is subject to the satisfaction or waiver of the following conditions:

                   (i) each Investor shall consummate or cause to be consummated the transactions contemplated in the appropriate clauses of Section 2(c) to be performed by it at the Closing;

                   (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects as to each Investor at and as of the Closing Date;

                   (iii) no court or governmental authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing;

                   (iv) the parties thereto other than the Company shall have executed and delivered to the Company the Warrant Amendment Agreement, Agreement Regarding Conversion, Amended and Restated Shareholders Agreement, the Options, the IFC Option, the TCW Option, the Preemptive Rights Waiver and the Most Favored Nations Waiver; and

                   (v) each Investor shall have performed and complied with all of its respective covenants (including its delivery requirements under Section 2(c)) hereunder in all material respects through the Closing Date as if made on that Closing Date.

         7. Indemnity.

              (a) Company Indemnity. Subject to the terms and conditions set forth herein, from and after the Closing Date, the Company agrees to indemnify, defend and hold harmless the Investors, their shareholders, directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (individually an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, reasonable expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the party requesting indemnification is a party) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with litigation in which the party requesting indemnification in connection with (i) the breach of any representation, warranty, agreement or covenant set forth in this Agreement or any Transaction Document (provided, however, that claims that are based on a breach of the Company's representations and warranties may be made only if notice of such breach is given by the Indemnified Parties to the Company during the period of validity of such representations and warranties, as set forth in
Section 4), or (ii) any order made or any inquiry, investigation or proceeding commenced or threatened by any governmental or securities regulatory authority against an Indemnified Party in connection with the transactions contemplated hereby. The Company shall not have any obligation to indemnify any Indemnified Party to the extent that the losses suffered or claims made by the Indemnified Party results from the breach of that party's representations, warranties or agreements in this Agreement or the other Transaction Documents or the Indemnified Party's gross negligence or willful misconduct.

              (b) Disagreements. If there occurs a disagreement between any Indemnified Party and the Company as to the application of this Section 7, the matter shall be the subject of dispute resolution in the manner set out in
Section 10(n).

              (c) Basket Amount. Notwithstanding anything to the contrary herein, each of the Indemnified Parties shall be entitled to indemnification hereunder only to the extent that the aggregate amount of indemnifiable claims made by the Indemnified Parties exceeds (i) US$100,000 in one single indemnifiable claim or (ii) if several indemnifiable claims, when added to the Losses suffered by all Indemnified Parties by reason of several different events as to which an indemnity pursuant to Section 7(a) has not been satisfied, exceeds US$250,000; provided, however, that in the event the aggregate amount of indemnifiable claims made by the Indemnified Parties exceed US$100,000 or US$250,000, as the case may be, then the Indemnified Parties shall be entitled to be indemnified for all such indemnifiable claims from the first dollar thereof.

              (d) Indemnification Procedure. The Indemnified Party seeking indemnification shall give the Company prompt written notice of any claim, assertion, event or proceeding concerning any liability or damage as to which the Indemnified Parties may request indemnification from the Company hereunder; provided, however, that any failure by any Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder, or from any other obligation or liability that the Company may have to the Indemnified Parties other than under this Section 7. Upon written notice to the Indemnified Parties given by the Company after receipt of notice of any such action or proceeding, the Company may assume the defense thereof at its own expense with counsel chosen by the Company; provided, however, counsel retained by the Company shall be subject to the prior approval of the Indemnified Parties. Notwithstanding the foregoing, with respect to any action, suit, proceeding or investigation to which any Indemnified Party is also a party, the Indemnified Parties may assume the defense thereof with counsel chosen by them, at the expense of the Company. In the circumstances referred to in the immediately preceding sentence, if the Indemnified Parties do not assume such defense, the Company shall not, without the prior written consent of the Indemnified Parties, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnified Parties, of an unconditional release from all liability in respect of such claim. If the Indemnified Parties assume the defense of any such claim or proceeding pursuant to this Section and propose to settle such claim or proceeding prior to such a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Parties shall give the Company prompt written notice thereof and the Company, as the case may be, shall have the right to participate in the settlement or assume the defense of such claim or proceeding and no such claim or proceeding shall be settled or compromised without the approval of the Company, which approval shall not be unreasonably withheld.

              (e) Adjustment to the Purchase Price. Any payments made pursuant to this Section shall be treated for all tax purposes as adjustments to the purchase price. No Party or any of its affiliates shall take a position on a tax return or in any proceeding with any tax authority contrary to such treatment, unless otherwise required by Applicable Law.

         8. Termination.

              (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                   (i) The Parties may terminate this Agreement as to all Parties by mutual written consent;

                   (ii) Any Investor may terminate this Agreement as to itself if,

                        (A) prior to the Closing,

                             (1) the Company or any other  Investor has breached
any of its representations, warranties, or covenants contained in this Agreement in any material respect,

                             (2) such Investor has notified the Company and each
other Investor of the breach prior to the Closing, and

                             (3) the breach  has  continued  without  cure for a
period of two Business Days after the notice of breach, or

                        (B) if the Closing shall not have occurred on or before September 12, 2001 (unless the failure results primarily from such Investor
breaching  any   representation,   warranty,   or  covenant  contained  in  this
Agreement).

                   (iii) The Company may terminate this Agreement as to a given Investor if

                        (A) prior to Closing.

                             (1)  such   Investor   has   breached  any  of  its
representations, warranties, or covenants contained in this Agreement in any material respect,

                             (2) the Company has  notified  the  Investor of the
breach, and

                             (3) the breach  has  continued  without  cure for a
period of two Business Days after the notice of breach, or

                        (B) if the Closing shall not have occurred on or before September 12, 2001 (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

              (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Party hereunder shall terminate without any liability of any Party to any other Party, except for any liability of the terminating Party resulting from a breach by it that occurs prior to the termination. A termination as to a given Investor as contemplated in clause (ii) or clause (iii) of Section 8(a) shall not have the effect of removing such Investor's performance from among the conditions precedent to any other Party's obligation hereunder as set out in Section 6, and each of the other Parties shall be obligated to proceed with its respective transactions contemplated hereunder only if and when all of the conditions to their obligations set out in Section 6 are either fully performed, or expressly waived by such Party.

              (c)  Specific  Performance.  Nothing  in this  Agreement  shall be
interpreted  to  preclude  any  Party's  right  to  seek  and  obtain   specific
performance of the terms of this Agreement or any equitable remedy.

         9. Removal of Legend. The Company agrees to remove, at the request of an Investor, any legend placed on the Investor's certificate covering any securities issued pursuant to this Agreement or any of the Transaction Documents in order to comply with the requirements of U.S. Securities Laws at such time as the legend is no longer required thereby.

         10. Miscellaneous.

              (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of each other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Parties and afford such Parties a reasonable opportunity under the circumstances to comment prior to making the disclosure).

              (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties, their related Indemnified Parties and their respective successors and permitted assigns.

              (c) Entire Agreement. This Agreement and other Transaction Documents (including the documents referred to herein) constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral (including, specifically, any letter of intent or letter or understanding between the Parties), to the extent they relate in any way to the subject matter hereof.

              (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except to a Person to whom a transfer of Company Shares ( as such term is defined in the Amended and Restated Shareholders Agreement) is made to a Related Party (as such term is defined in the Amended and Restated Shareholders Agreement) or otherwise free of the restrictions of the Amended and Restated Shareholders Agreement.

              (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For purposes of this Agreement, the delivery of a counterpart signature by telephonic facsimile transmission shall be deemed the equivalent of the delivery of an original counterpart signature.

              (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when actually received, whether personally delivered, transmitted by fax or sent by reputable air courier (such as Federal Express or DHL) and addressed to the intended recipient as set forth below:

                  If to the Company:
                  -----------------

                  Convergence Communications, Inc.
                  c/o Troy D'Ambrosio
                  102 West 500 South, Suite 320
                  Salt Lake City, Utah 84101
                  Attention:     Senior Vice President
                                 Administration & Legal
                  Fax:  (801) 532-6060

                  Copy to:
                  -------

                  Parsons Behle & Latimer
                  201 South Main Street, Suite 1800
                  Salt Lake City, Utah  84111
                  Attention:  Scott R. Carpenter, Esq.
                  Fax:  (801) 536-6111

                  If to Priu:
                  ----------

                  Norberto Priu
                  Florida 234, Piso 4
                  C1005AAF- Buenos Aires
                  Argentina
                  Fax:  54-11-4328-1493

                  Copy to:
                  -------

                  Bazan-Cambre & Orts
                  Florida 234, Piso 4
                  C1005AAF - Buenos Aires
                  Argentina
                  Attention:  Mario Orts, Esq.
                  Fax:  54-11-4325-3564

                  If to AES:
                  ---------

                  AES Telecom Americas, Inc.
                  c/o AES Corporation
                  1001 North 19th Street
                  Arlington, VA 22209
                  Attn:  Jeffrey Safford
                  Fax:  703-528-4510

                  Copy to:
                  -------

                  Arnold & Porter
                  555 Twelfth Street, N.W.
                  Washington, DC 20004-1206
                  Attention:  Mark Stumpf
                  Fax:  (202) 942-5999

              Any Party may send any notice,  request,  demand,  claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

              (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of New York, United States of America, without giving effect to any choice or conflict of law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

              (i) Amendments and Waivers. This Agreement may be amended, extended or modified by a writing signed by the Investors and the Company. No waiver shall be deemed to have been made unless in writing, nor shall any waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

              (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

              (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

              (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

              (m) Incorporation of Attachments and Exhibits. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

              (n) Disputes.

                   (i) The provisions of this Section 10(n) shall be the sole and exclusive method for resolving disputes between the Parties or their respective successors or permitted assigns arising under or relating to the transactions contemplated by this Agreement or any other Transaction Documents. In the event there is a dispute under this Agreement or any Transaction Documents, the Parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of any Party to the dispute, they will conciliate the dispute, utilizing a single conciliator pursuant to the ICC Rules of Optional Conciliation in a proceeding to take place in New York, New York, and carried out in the English language. If, after 60 calendar days, the conciliation is not successful, then any Party to the dispute may bring arbitration to resolve the dispute as contemplated in this Section 10(n).

                   (ii) Assuming negotiations and mediation are unsuccessful, any Party to the dispute may submit the disagreement to binding arbitration by making a written demand for arbitration. The arbitration shall occur before a panel of three arbitrators in New York, New York, and shall be governed by the Rules of Arbitration of the International Chamber of Commerce including, in the event of more than two Parties to the dispute, Article 10 of such rules. To assure predictability, the arbitrators shall be persons selected by the Parties with experience in telecommunication issues and commercial transactions. The arbitrators shall base their decision on the terms and conditions of this Agreement (and shall not vary the same), New York statutory law, and judicial precedent, and will include in the award findings of fact and conclusions of law upon which the award is based. Subject to the limitations set out in the Indemnity clause above, the arbitrators may grant such legal or equitable relief as they deem to be appropriate, including money damages, specific performance and injunctive relief. Except as required by law, each of the parties to the dispute shall treat the existence and results of the dispute as confidential and shall disclose the same only to his or its legal and financial advisors.

                   (iii) Questions of whether the dispute is subject to arbitration shall also be decided by the panel of arbitrators.

                   (iv) Any Party may request and obtain from a court of competent jurisdiction provisional or ancillary remedies for relief such as an injunction or the appointment of a receiver, but the institution of a judicial proceeding will not affect the binding obligation of the Parties to submit a dispute to arbitration. Judgment upon an arbitration award may be entered in any court having jurisdiction. Subject to the award of the arbitrators, each Party shall pay an equal share of the arbitrators' fees, except the arbitrators shall have the power to award all expenses (including attorney's fees, costs and expert witness fees) to the prevailing Party, as determined by the arbitrators. All matters relative to the arbitration, including the result thereof, shall be maintained as confidential by all Parties to this Agreement, except as required to obtain judgment upon an arbitration award or otherwise as required by law.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          CONVERGENCE COMMUNICATIONS, INC.


                                          By:    /s/ Troy D'Ambrosio
                                                 -------------------------
                                          Its:   Senior Vice President



                                          /s/ Norberto Priu
                                          NORBERTO PRIU


                                          AES Telecom Americas, Inc.


                                          By:    /s/ Jeffery Safford
                                          Its:   Attorney-in-Fact



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